SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

       Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
                                      1934


         Date of Report (Date of earliest event reported) September 21,
                                      2002


                               SPRINT CORPORATION
             (Exact name of Registrant as specified in its charter)

          Kansas                  1-04721                    48-0457967
(State of Incorporation)  (Commission File Number)       (I.R.S. Employer
                                                         Identification No.)


   6200 Sprint Parkway, Overland Park, Kansas                       66251
     (Address of principal executive offices)                    (Zip Code)


  Registrant's telephone number, including area code (913) 624-3000



    (Former name or former address, if changed since last report)


          P. O. Box 11315, Kansas City, Missouri 64112
        (Mailing address of principal executive offices)

Item 5.  Other Events.

     On September 21, 2002, Sprint Corporation ("Sprint") entered into a definitive agreement with R.H. Donnelley Corporation, a Delaware corporation ("Donnelley"), to sell to Donnelley all of the issued and outstanding shares of capital stock of DirectoriesAmerica, Inc. and Centel Directory Company for $2.23 billion in cash. DirectoriesAmerica, Inc. owns all of the issued and outstanding capital stock of Sprint Publishing and Advertising, Inc., a Kansas corporation which publishes white and yellow page directories in certain of the local exchange areas served by Sprint's local division. Centel Directory Company owns a membership interest in CenDon, LLC, a Delaware limited liability company which publishes white and yellow page telephone directories in the remaining local exchange areas served by Sprint's local division.

     The sale is subject to regulatory approval and is expected to close in the first quarter of 2003. The amount of the consideration was derived through arm's length negotiations.

      Donnelley also currently owns a membership interest in CenDon, LLC and serves as the exclusive sales agent for the limited liability company.


Item 7.  Financial Statements and Exhibits

          (c)  Exhibits


      2.    Stock  Purchase  Agreement,  by  and  between  Sprint
Corporation,   Centel   Directories  LLC   and   R.H.   Donnelley
Corporation, dated as of September 21, 2002.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                   SPRINT CORPORATION


Date: September 27, 2002           By:  /s/ Michael T. Hyde
                                        Michael T. Hyde, Assistant Secretary